UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                            FORM 8K

                        CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 10, 2002



                         Commission File Number 0-30745

                               INTERCALLNET, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Florida                                             88-0426807
 ---------------------------                            -----------------
(State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization                       Identification No.)



    6340 NW 5th Way
    Fort Lauderdale, FL                            33309
(Address of principal executive offices)          (Zip Code)
 ------------------------------------------------------------------------------
 Registrant's telephone number, including area code (954) 315-3100




           ----------------------------------------------------------
           Former name or former address, if changed since last report

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

See Item 5.  below.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         Intercallnet, Inc. (the "Company") has been advised by Stanford Venture Capital Holdings, Inc. ("Stanford") of the Company's purported default under the terms of a $1.5 million dollar promissory note and related documentation pursuant to which the principal amount of $962,000 has been advanced to date.

         Accordingly, Stanford has declined to fund an additional $150,000 which was scheduled to be funded on September 15, 2002.

         The Company has entered into negotiations with Stanford and the various holders of the Company's Series B Preferred Stock and promissory notes (collectively, the "Senior Security Holders"). Although the Company, in consultation with Stanford, has proposed a definitive restructuring plan to the Senior Security Holders, the Company has not entered into a definitive restructuring plan nor can there be any assurance that such a plan will ever be consummated with any or all of the Senior Security Holders.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

Not Applicable.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Not Applicable.

(b)      Not Applicable.

(c)      Not Applicable

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable


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                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   INTERCALLNET, INC.




October 3, 2002               By: /s/ George Pacinelli
                                  -------------------------------------
                                      George Pacinelli, President